Exhibit 10.1
Execution Version

RETIREMENT AND TRANSITION AGREEMENT
THIS RETIREMENT AND TRANSITION AGREEMENT (the “Agreement”) is dated as of August 12, 2021, by and between TransUnion, a Delaware corporation (the “Company”), and David Neenan (“Executive”).
WHEREAS, Executive serves as the Company’s President, International;
WHEREAS, Executive has provided the Company with his notice of resignation and intends to serve as President, International until August 16, 2021 (the “Effective Date”);
WHEREAS, in connection with Executive’s contemplated retirement, the Company and Executive desire Executive to transition from serving as the Company’s President, International to serving as the Company’s Executive Vice President, Strategic Advisor, International, effective as of the Effective Date, through Executive’s Retirement Date (as defined below); and
WHEREAS, the Company and Executive desire to set forth the terms and conditions associated with Executive’s retirement and his agreement to assist with the resulting transition.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree as follows:
1. Executive’s Retirement and Related Transition Matters.
(a) Executive agrees to remain employed with the Company as an Executive Vice President, Strategic Advisor, International through January 7, 2022 (the “Retirement Date”). Effective as of the Retirement Date, Executive hereby resigns his employment and all other positions with the Company and/or its subsidiaries and affiliates (unless any such position with a subsidiary or affiliate of the Company requires an earlier resignation date, in which case Executive hereby resigns such position effective as of the required earlier resignation date). Notwithstanding the foregoing, nothing in this Agreement changes the at-will nature of Executive’s employment with the Company.
(b) Between the Effective Date and the Retirement Date (the “Transition Period”), the Executive’s annual base salary shall continue to be $650,000.
(c) The Executive will be eligible for a 2021 annual incentive bonus at his current target bonus of 100% of his annual base salary, subject to Company and individual performance. The bonus, if any, will be paid no later than March 15, 2022, subject to continued employment through January 7, 2022. For the avoidance of doubt, the Executive will not be eligible for a bonus for 2022 or a long-term incentive grant in 2022.
(d) On the Retirement Date, Executive’s participation in any Company employee benefit plans or programs (including without limitation any matching contributions under the Company’s 401(k) plan, life insurance premium programs and other medical programs and any other personal benefits and perquisites) shall cease, except as otherwise expressly provided in this Agreement or in the applicable Company plan. For the avoidance of doubt, Executive shall not be eligible for severance benefits under any Company plan or arrangement.
(e) The terms and conditions of the Company’s Amended and Restated 2015 Omnibus Incentive Plan and any underlying equity award agreements (collectively the “Long

Term Incentive Plan”) shall govern all outstanding restricted stock unit and performance share unit grants to the Executive.
2. Retirement Benefits.
In connection with Executive’s retirement on the Retirement Date and subject to Executive signing a general release of claims in the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days after the Retirement Date and not revoking the Release, and subject to Section 3 below, the Company agrees that Executive will be eligible to continue utilization of executive physical examination and financial counseling reimbursement perquisites, subject to the terms and limitations of each perquisite, through March 31, 2022 (provided the applicable documentation for the financial counseling reimbursement may be provided in calendar year 2022).
3. Transition Assistance.
During the Transition Period, Executive shall perform the transition duties and responsibilities outlined in Exhibit B, as determined in the sole discretion of the Company, and Executive agrees and understands that this Agreement and the benefits hereunder are contingent upon his successful completion of such transition duties and responsibilities.
Additionally, following the Retirement Date, at the request of the President and Chief Executive Officer, Executive agrees to reasonably cooperate with the Company in connection with any related matters with which Executive has unique or special knowledge, whether pending as of the Retirement Date or thereafter, as reasonably requested. The Company will reimburse Executive for reasonable expenses incurred by him in connection with providing such assistance, within thirty (30) days of the submission of the appropriate documentation to the Company. In the event the Company requests Executive to provide more than forty (40) hours of assistance annually for such matters, the Company shall compensate Executive for such excess hours as an Independent Contractor in an amount equal to $475 per hour, subject to the execution of an appropriate agreement with terms and conditions agreed upon by the Company and Executive, including invoicing the Company using standard engagement protocols. The foregoing requirement for transition assistance shall terminate as of December 31, 2022 unless extended in writing by the parties.
4. Indemnification.
The Company agrees to indemnify and hold harmless Executive to the fullest extent permitted by law, and consistent with the Company’s by-laws and Certificate of Incorporation in effect as of the Retirement Date, with respect to any and all claims, litigation, regulatory proceeding or similar action (collectively “Claims”) arising from any actions or inactions by Executive during his time as an officer and/or an employee of the Company or any of its affiliates or subsidiaries, or as a designee on any association, trust or entity for the benefit of the Company. Executive must provide the Company with written notice of any such Claim within thirty (30) days of gaining actual knowledge of such Claim. The Company will have sole control and authority over the defense and/or settlement negotiations with respect to such Claim but Executive will be permitted to participate in the defense and any settlement discussions. The Company agrees that it shall not settle or compromise any such Claim without the express written consent of the Executive if in accordance with such settlement or compromise the Executive: (i) is deemed to have committed any wrongdoing; (ii) is deemed to be responsible or to have acted in a manner that was not consistent with the best interests of the Company; or (iii) must consent to any future restriction on any ability of the Executive to provide services to any business. Executive will provide the Company with reasonable assistance in defending and/or settling the Claim, outside of the Transition Assistance section above, and the Company will reimburse Executive for any out-of-pocket expenses incurred as a result of providing such assistance.
5. Section 409A.
(a) This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be interpreted and construed consistently with such intent. The payments to Executive under this Agreement are intended to be exempt under Section 409A to the extent possible as short-term deferrals or otherwise under Section 409A. In the event that the terms of this Agreement would subject Executive to taxes or penalties under 409A, the Company and Executive will diligently cooperate to amend the Agreement to avoid such 409A taxes or penalties. For purposes of Section 409A, the Retirement Date shall be deemed to be the “separation from service” date for purposes of payment of any deferred compensation subject to Section 409A.
(b) All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in the Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.
6. Additional Terms.
(a) This Agreement represents the entire understanding of the parties hereto with respect to the matters set forth herein and supersedes any prior understandings or agreements between the parties with respect thereto. The terms and provisions of this Agreement may not be modified or amended except in a writing signed by both parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, and except as expressly provided in this Agreement, nothing herein modifies the terms and conditions of Executive’s Severance and Restrictive Covenant Agreement or the Long Term Incentive Plan. Notwithstanding anything contained herein, Executive acknowledges and agrees that nothing contained in this Agreement or any action taken by the Company in connection with Executive’s resignation or transition (including the hiring or appointment of a successor to Executive’s position or to a similar position) will constitute a termination for, or an event constituting, “Good Reason” for purposes of Executive’s Severance and Restrictive Covenant Agreement, the Long Term Incentive Plan or any awards thereunder, or any other plan or agreement between Executive and the Company.
(b) No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be fulfilled or performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.
(c) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company.
(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.
(e) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), THE COMPANY AND EXECUTIVE EACH EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first set forth above.

COMPANY:
TRANSUNION

By:	/s/ Katie Coleman
Katie Coleman
Senior Vice President, Interim Chief Human Resources Officer

EXECUTIVE:

By:	/s/ David Neenan
David Neenan

[Signature Page to David Neenan Retirement and Transition Agreement]

Exhibit A
GENERAL RELEASE
In consideration of the mutual covenants and agreements made in the Retirement and Transition Agreement, dated August 12, 2021 (“Retirement Agreement”), between TransUnion (the “Company”) and David Neenan (“Executive”), (collectively the “Parties”), the Parties hereby agree to the following:
In consideration of and subject to the performance by the Company of its obligations under the Retirement Agreement, Executive hereby releases and forever discharges as of the date hereof the Company, its subsidiaries and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, its subsidiaries and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.
Executive understands that any payments or benefits paid or granted to Executive under Section 2 of the Retirement Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which Executive was already entitled. Executive understands and agrees that he shall not receive the payments and benefits specified in Section 2 of the Retirement Agreement unless Executive executes this General Release and does not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. Except as provided in paragraph 4 below and except for the provisions of the Retirement Agreement, Executive knowingly and voluntarily (for himself and his heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which Executive, his spouse, or any of his heirs, executors, administrators or assigns, may have, which arise out of or are connected with Executive’s employment with, or his separation or termination from, the Company and its subsidiaries (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

Executive represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.
This General Release does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act of 1967 which arise after the date Executive executes this General Release, nor does it waive any rights Executive may have to indemnification or advancement of fees and expenses in connection with indemnification.
Executive agrees that he is waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever (including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief). Notwithstanding the above, Executive further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived under law (including, without limitation, the right to file an administrative charge or participate in an administrative investigation or proceeding); provided that Executive disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.
In signing this General Release, Executive acknowledges and intends that such General Release shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Executive expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Retirement Agreement. Executive further agrees that in the event Executive brings a Claim seeking damages against the Company or any other Released Party, or in the event Executive seeks to recover against the Company or any other Released Party in any Claim brought by a governmental agency on Executive’s behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. Executive further agree that he is not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.
Executive agrees that he will forfeit all amounts payable by the Company and its Subsidiaries pursuant to the Retirement Agreement if he challenges the validity of this General Release. Executive also agrees that if he violates this General Release by suing the Company or any other Released Parties with respect to matters released above, Executive shall pay all costs and expenses of defending against the suit incurred by the Released Parties (including, without limitation, reasonable attorneys’ fees, and return all payments received by me pursuant to the Retirement Agreement).
Executive agrees that this General Release and the Retirement Agreement are confidential and agrees not to disclose any information regarding the terms of this General Release or the Retirement Agreement, except to Executive’s immediate family and any tax, legal or other counsel Executive has consulted regarding the meaning or effect hereof or as required by law, and he shall instruct each of the foregoing not to disclose the same to anyone. The non-disclosure provisions in this General Release do not prohibit or restrict Executive (or his attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any other self-regulatory organization or governmental entity. Furthermore, nothing in this General Release prohibits Executive from communicating with any federal, city or state governmental entity charged with the enforcement of any law or to file a charge or participate in the administrative process.
Executive agrees to not disparage the Company, its and its Subsidiaries’ past and present investors, officers, directors or employees or its affiliates (unless otherwise required by law) and to keep all confidential and proprietary information about the past or present business affairs of the Company and its subsidiaries and its affiliates confidential unless a prior written release from the Company is obtained or as required by law. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Retirement Agreement after the date hereof.
BY SIGNING THIS GENERAL RELEASE, EXECUTIVE REPRESENTS AND AGREES THAT:
•HE HAS READ IT CAREFULLY;
•HE UNDERSTANDS ALL OF ITS TERMS AND KNOW THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
•HE VOLUNTARILY CONSENTS TO EVERYTHING IN IT;
•HE HAS BEEN ADVISED IN WRITING BY MEANS OF THIS GENERAL RELEASE AGREEMENT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND HE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, HE HAS CHOSEN NOT TO DO SO OF HIS OWN VOLITION;
•HE HAS HAD AT LEAST 21 DAYS FROM THE DATE OF HIS RECEIPT OF THIS RELEASE TO CONSIDER IT AND/OR HAS ELECTED TO SIGN THIS RELEASE PRIOR TO THE END OF SUCH 21-DAY PERIOD;
•HE UNDERSTANDS THAT HE HAS SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL BECOME EFFECTIVE AND ENFORCEABLE ONCE THE REVOCATION PERIOD HAS EXPIRED (“EFFECTIVE DATE”);

In consideration of and subject to the performance by Executive of his obligations under the Retirement Agreement, the Company hereby releases and forever discharges Executive, as of the date hereof, from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against Executive, which arise out of or are connected with Executive’s employment, role or responsibilities with or for the Company and its affiliates or subsidiaries. Furthermore, the Company agrees to not disparage Executive in any way.

The Parties agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by either Party or any other Released Party of any improper or unlawful conduct.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the undersigned parties have caused this General Release to be executed.

TRANSUNION

By:
Name:
Title:

By:
David Neenan

Date:

Exhibit B

TRANSITION DUTIES AND RESPONSIBILITIES

•Manage and advise on enterprise strategy for TransUnion
•Advise and consult with three year strategy planning team
•Consult on three year strategy and plan for International
•Advise the successor, President, International regularly on the market, competition, strategic levers and key opportunities; participate in International business reviews as an advisor and mentor
•Oversee and consult on the development of key regional growth plans
•Advise and consult in negotiations with key clients as requested
•Actively provide advice and counsel to International leadership team; maintain established mentorships
•Continue executive sponsorship of the African-Diaspora Alliance
•Engage in other activities as requested by the President & CEO